Luxfer Announces Fourth Quarter and Full Year 2022 Financial Results

Fourth Quarter 2022 Highlights (all historical comparisons year-over-year; results exclude discontinued operations)
•Net sales of $116.7 million increased $18.0 million or 18.2%
•GAAP diluted EPS from continuing operations of $0.23 increased $0.10
•Adjusted diluted EPS of $0.31 increased $0.03
•Adjusted EBITDA of $14.0 million decreased $0.6 million or 4.1%

Full Year 2022 Highlights (all historical comparisons year-over-year; results exclude discontinued operations)
•Net sales of $423.4 million increased $49.3 million or 13.2%
•GAAP diluted EPS from continuing operations of $1.16 increased $0.09
•Adjusted diluted EPS of $1.36 increased $0.07
•Adjusted EBITDA of $63.1 million decreased $0.3 million or 0.5%

MILWAUKEE, WI, February 28, 2023 -- Business Wire -- Luxfer Holdings PLC (NYSE: LXFR) (“Luxfer” or the “Company”), a global industrial company innovating niche applications in materials engineering, today announced financial results for the fourth quarter and full year 2022, ended December 31, 2022.

Fourth Quarter 2022 Consolidated Results
Net sales of $116.7 million increased $18.0 million from $98.7 million in the prior year period, including a $13.0 million benefit from cost pass-through to cover rising material inflation and a $9.0 million positive contribution from volume and mix, partially offset by a foreign exchange impact of $4.0 million.

GAAP net income from continuing operations increased to $6.2 million, or $0.23 per diluted share, compared to $3.5 million, or $0.13 per diluted share, in the prior year period.

Adjusted net income measured $8.5 million, or $0.31 per diluted share, compared to $7.9 million, or $0.28 per diluted share, in the prior year period. Adjusted EBITDA of $14.0 million decreased $0.6 million, or 4.1%, from $14.6 million in the prior year period. Foreign exchange reduced net sales by $4.0 million but contributed $0.5 million to Adjusted EBITDA. Supply chain constraints continued to limit volumes in some areas and inflationary pressures impacted costs.

“Our fourth quarter capped a year of strong execution by our team, successfully navigating supply chain disruption and passing through unprecedented levels of cost inflation,” said Andy Butcher, Chief Executive Officer. “Both Gas Cylinders and Elektron realized the largest sales volume increases of the year during the fourth quarter, complemented by an excellent free cash flow result. We are especially pleased with our revenue performance which increases visibility on long-term growth, while remaining conscious of short-term weakness in certain industrial and consumer markets.”

Full Year 2022 Consolidated Results
Net sales of $423.4 million increased $49.3 million from $371.4 million in the prior year, including a $48.7 million benefit from cost pass-through to cover rising material inflation, a $7.4 million positive contribution from volume and mix, and a $7.1 million benefit from the SCI acquisition, partially offset by a foreign exchange impact of $13.9 million.

GAAP net income from continuing operations increased to $32.0 million, or $1.16 per diluted share, compared to $30.0 million, or $1.07 per diluted share, in the prior year.

Adjusted net income measured $37.4 million, or $1.36 per diluted share, compared to $36.2 million, or $1.29 per diluted share, in the prior year. Adjusted EBITDA of $63.1 million decreased $0.3 million, or 0.5%, from $63.4 million in the prior year. Foreign exchange reduced reported net sales by $13.9 million but contributed $1.7 million to Adjusted EBITDA.

Fourth Quarter 2022 Segment Results (all historical comparisons year-over-year; results exclude discontinued operations)

Elektron Segment
•Net sales of $64.9 million increased $16.2 million, or 33.3%, from $48.7 million, driven by favorable price impact to address material inflation as well as volume/mix
•Adjusted EBITDA of $11.0 million increased $2.4 million, or 27.9%, from $8.6 million

Gas Cylinders Segment
•Net sales of $51.8 million increased $1.8 million, or 3.6%, from $50.0 million, with increased volume/mix and cost pass-through partially offset by foreign exchange headwinds of $2.8 million
•Adjusted EBITDA of $3.0 million decreased $3.0 million, or 50.0%, from $6.0 million due to material inflation

Capital Resources and Liquidity
Free cash flow measured $15.9 million in the fourth quarter and $7.5 million for the full year 2022, compared to $16.9 million for the full year 2021. During the quarter, the Company made $0.3 million in cash restructuring payments. The Company also paid $3.6 million in dividends, or $0.13 per ordinary share, and returned $4.2 million to shareholders in the form of share repurchases during the quarter.

On December 31, 2022, net debt totaled $68.6 million, resulting in a net debt to EBITDA ratio of 1.1x.

2023 Guidance
Based on the current outlook for our end markets and supply chain conditions, as well as anticipated increases in legal, interest, and tax expense, Luxfer currently expects full year 2023 revenue growth of 6% to 10% and adjusted diluted earnings per share of $1.15 to $1.35.

Pursuing a strategy of profitable growth, as well as margin improvement, Luxfer’s goal remains to deliver adjusted diluted earnings per share of $2.00+ in 2025.

Conference Call Information
Luxfer management will host a conference call at 8:30 a.m. U.S. Eastern Standard Time (EST) on Wednesday, March 1, 2023 to review the Company’s quarterly results. The conference call can be accessed by dialing (800) 579-2543 or (203) 518-9708 for participants outside the U.S., using the conference ID code LXFRQ422. The live webcast of Luxfer’s earnings conference call can be accessed at the following link: https://event.on24.com/wcc/r/4105535/E442EED5DEC3E165DD1494EFA81FD481.

A replay of the webcast and slides used in the presentation will be available in the Investor Relations section of the Luxfer website under Quarterly Reports and Presentations within two hours of call completion. A recording of the conference call will be available for replay two hours after the completion of the call and will remain accessible through March 15, 2023 at midnight EDT. To access the recording, please dial (800) 839-9886 or (402) 220-2191 for participants outside the U.S.

Non-GAAP Financial Measures
Luxfer Holdings PLC prepares its financial statements using U.S. Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of non-GAAP financial measures in this release is intended to supplement, not replace, the presentation of the financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and understand the Company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company’s forecasting, budgeting, and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Forward-Looking Statements
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Examples of such forward-looking statements include but are not limited to: (i) statements regarding the Company’s results of operations and financial condition; (ii) statements of plans, objectives or goals of the Company or its management, including those related to financing, products, or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “forecasts,” and “plans,” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections, and other forward-looking statements will not be achieved. The Company cautions that several important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates, and intentions expressed in such forward-looking statements. These factors include but are not limited to: (i) lower than expected future sales;

(ii) increasing competitive industry pressures; (iii) general economic conditions or conditions affecting demand for the products and services it offers, both domestically and internationally, including as a result of post-Brexit regulation, being less favorable than expected; (iv) worldwide economic and business conditions and conditions in the industries in which the Company operates; (v) fluctuations in the cost of raw materials, utilities, and other inputs; (vi) currency fluctuations and hedging risks; (vii) the Company’s ability to protect its intellectual property; (viii) the significant amount of indebtedness the Company has incurred and may incur and the obligations to service such indebtedness and to comply with the covenants contained therein; and (ix) risks related to the impact of the global COVID-19 pandemic, such as the scope and duration of the outbreak, government actions, and restrictive measures implemented in response thereto, supply chain disruptions and other impacts to the business, and the Company’s ability to execute business continuity plans, as a result of the COVID-19 pandemic. The Company cautions that the foregoing list of important factors is not exhaustive. These factors are more fully discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the U.S. Securities and Exchange Commission on February 24, 2022. When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and events. Forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise any such statement, whether because of new information, future events, or otherwise.

About Luxfer Holdings PLC
Luxfer is a global industrial company innovating niche applications in materials engineering. Using its broad array of proprietary technologies, Luxfer focuses on value creation, customer satisfaction, and demanding applications where technical know-how and manufacturing expertise combine to deliver a superior product. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, clean energy, healthcare, transportation, and general industrial applications. For more information, please visit www.luxfer.com.

Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR.

Contact Information
Michael Gaiden
Vice President of Investor Relations and Business Development
(414) 982-1663
Michael.Gaiden@Luxfer.com

LUXFER HOLDINGS PLC
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Fourth Quarter		Years ended
In millions, except share and per-share data	2022	2021	2022	2021
Net sales	$116.7	$98.7	$423.4	$374.1
Cost of sales	(94.8)	(74.9)	(328.4)	(278.1)
Gross profit	21.9	23.8	95.0	96.0
Selling, general and administrative expenses	(10.6)	(13.4)	(43.1)	(47.3)
Research and development	(1.4)	(1.0)	(4.9)	(3.9)
Restructuring charges	0.1	(4.1)	(1.9)	(6.2)
Acquisitions and disposals costs	—	—	(0.3)	(1.5)
Other income	—	0.2	—	0.2
Other charges	—	—	—	(1.1)
Operating income	10.0	5.5	44.8	36.2
Interest expense	(1.2)	(0.7)	(3.9)	(3.1)
Defined benefit pension credit	(0.8)	0.5	0.1	2.3
Income before income taxes and equity in net income of affiliates	8.0	5.3	41.0	35.4
Provision for income taxes	(1.8)	(1.8)	(9.0)	(5.4)
Net income from continuing operations	6.2	3.5	32.0	30.0
Net gain on disposition of discontinued operations	—	—	—	6.6
Net loss from discontinued operations	(4.2)	(3.9)	(5.1)	(6.7)
Net income	$2.0	$(0.4)	$26.9	$29.9

Earnings / (loss) per share(1)
Basic from continuing operations	0.23	0.13	1.17	1.08
Basic from discontinued operations	(0.16)	(0.14)	(0.19)	—
Basic	$0.07	$(0.01)	$0.99	$1.08
Diluted from continuing operations	0.23	0.13	1.16	1.07
Diluted from discontinued operations	(0.15)	(0.14)	(0.19)	—
Diluted	$0.07	$(0.01)	$0.98	$1.07

Weighted average ordinary shares outstanding
Basic	27,030,516	27,644,105	27,304,847	27,698,691
Diluted	27,482,347	27,929,690	27,541,202	28,032,506
(1) The calculation of earnings per share is performed separately for continuing and discontinued operations. As a result, the sum of the two in any particular period may not equal the earnings-per-share amount in total.

LUXFER HOLDINGS PLC
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,
In millions, except share and per-share data	2022	2021
Current assets
Cash and cash equivalents	$12.6	$6.2
Restricted cash	0.3	0.2
Accounts and other receivables, net of allowances of $0.4 and $0.8, respectively	67.8	57.8
Inventories	111.1	90.5
Current assets held-for-sale	9.3	8.5
Total current assets	201.1	163.2
Non-current assets
Property, plant and equipment, net	77.7	87.5
Right-of-use assets from operating leases	19.8	12.6
Goodwill	65.6	69.7
Intangibles, net	12.5	13.7
Deferred tax assets	3.0	8.0
Pensions and other retirement benefits	27.0	13.7
Investments and loans to joint ventures and other affiliates	0.4	0.4
Total assets	$407.1	$368.8
Current liabilities
Current maturities of long-term debt and short-term borrowings	$25.0	$—
Accounts payable	37.8	31.7
Accrued liabilities	29.4	28.2
Taxes on income	1.8	3.0
Current liabilities held-for-sale	5.0	1.4
Other current liabilities	11.2	19.6
Total current liabilities	110.2	83.9
Non-current liabilities
Long-term debt	56.2	59.6
Pensions and other retirement benefits	4.5	1.9
Deferred tax liabilities	9.9	2.7
Other non-current liabilities	19.0	11.6
Total liabilities	$199.8	$159.7
Commitments and contingencies
Shareholders' equity
Ordinary shares of £0.50 par value; authorized 40,000,000 shares for 2022 and 2021; issued and outstanding 28,944,000 shares for 2022 and 2021	$26.5	$26.5
Deferred shares of £0.0001 par value; authorized, issued and outstanding 761,835,318,444 shares for 2021	—	149.9
Additional paid-in capital	221.4	70.9
Treasury shares	(20.4)	(9.6)
Company shares held by ESOP	(1.0)	(1.1)
Retained earnings	120.2	107.5
Accumulated other comprehensive loss	(139.4)	(135.0)
Total shareholders' equity	$207.3	$209.1
Total liabilities and shareholders' equity	$407.1	$368.8

LUXFER HOLDINGS PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Years Ended December 31,
In millions	2022	2021
Operating activities
Net income	$26.9	$29.9
Net loss from discontinued operations	5.1	0.1
Net income from continuing operations	32.0	30.0
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities
Depreciation	12.9	14.7
Amortization of purchased intangible assets	0.7	0.9
Amortization of debt issuance costs	0.5	0.5
Share-based compensation charge	2.5	2.8
Deferred income taxes	8.7	(1.6)
Loss on disposal of business	1.0	—
Defined benefit pension expense / (credit)	0.1	(1.9)
Defined benefit pension contributions	(0.4)	(18.2)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(27.2)	(9.8)
Inventories	(25.0)	(15.3)
Current assets held-for-sale	(3.3)	(2.9)
Other current assets	—	1.3
Accounts payable	21.3	11.4
Accrued liabilities	2.4	7.5
Current liabilities held-for-sale	0.9	(1.8)
Other current liabilities	(8.8)	8.4
Other non-current assets and liabilities	(2.5)	—
Net cash provided by operating activities - continuing	15.8	26.0
Net cash provided by operating activities - discontinued	0.1	0.1
Net cash provided by operating activities	15.9	26.1
Investing activities
Capital expenditures	(8.3)	(9.1)
Proceeds from sale of property, plant and equipment	3.7	—
Proceeds from sale of businesses	—	23.4
Settlements from sale of businesses	(1.0)	—
Acquisitions, net of cash acquired	—	(19.3)
Net cash used for investing activities - continuing	(5.6)	(5.0)
Net cash used for investing activities - discontinued	(0.1)	(0.1)
Net cash used for investing activities	(5.7)	(5.1)
Financing activities
Net drawdowns / (repayments) of long-term borrowings	24.8	6.4
Debt issuance costs	—	(1.0)
Dividends paid	(14.2)	(13.6)
Share-based compensation cash paid	(1.4)	(1.5)
Repurchase of deferred shares	(0.1)	—
Repurchase of ordinary shares	(11.1)	(6.4)
Net cash used for financing activities	(2.0)	(16.1)
Effect of exchange rate changes on cash and cash equivalents	(1.7)	—
Net increase / (decrease)	6.5	4.9
Cash, cash equivalents and restricted cash; beginning of year	6.4	1.5
Cash, cash equivalents and restricted cash; end of year	$12.9	$6.4

Supplemental cash flow information:
Interest payments	$4.0	$3.2
Income tax payments	0.6	5.3

LUXFER HOLDINGS PLC
SUPPLEMENTAL INFORMATION
SEGMENT INFORMATION (UNAUDITED)

	Net sales				Adjusted EBITDA
	Fourth Quarter		Year-to-date		Fourth Quarter		Year-to-date
In millions	2022	2021	2022	2021	2022	2021	2022	2021
Gas Cylinders segment	$51.8	$50.0	$183.7	$178.3	$3.0	$6.0	$12.8	$22.7
Elektron segment	64.9	48.7	239.7	195.8	11.0	8.6	50.3	40.7
Consolidated	$116.7	$98.7	$423.4	$374.1	$14.0	$14.6	$63.1	$63.4

	Depreciation and amortization				Restructuring charges
	Fourth Quarter		Year-to-date		Fourth Quarter		Year-to-date
In millions	2022	2021	2022	2021	2022	2021	2022	2021
Gas Cylinders segment	$1.0	$1.9	$4.8	$5.8	$(0.1)	$4.2	$1.7	$5.3
Elektron segment	2.2	2.5	8.8	9.8	—	(0.1)	0.2	0.9
Consolidated	$3.2	$4.4	$13.6	$15.6	$(0.1)	$4.1	$1.9	$6.2

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE (UNAUDITED)

	Fourth Quarter		Year-to-date
In millions except per share data	2022	2021	2022	2021
Net income from continuing operations	$6.2	$3.5	$32.0	$30.0
Accounting charges relating to acquisitions and disposals of businesses:
Amortization on acquired intangibles	0.1	0.2	0.7	0.9
Acquisition and disposal related (gains) / costs	—	—	0.3	1.5
Defined benefit pension credit	0.8	(0.5)	(0.1)	(2.3)
Restructuring charges	(0.1)	4.1	1.9	6.2
Other charges	—	—	—	1.1
Share-based compensation charges	0.7	0.6	2.5	2.8
Other non-recurring tax items	—	0.3	—	(1.9)
Income tax on adjusted items	0.8	(0.3)	0.1	(2.1)
Adjusted net income from continuing operations	$8.5	$7.9	$37.4	$36.2
Adjusted earnings per ordinary share from continuing operations(1)
Diluted earnings per ordinary share	$0.23	$0.13	$1.16	$1.07
Impact of adjusted items	0.08	0.15	0.20	0.22
Adjusted diluted earnings per ordinary share	$0.31	$0.28	$1.36	$1.29
(1) For the purpose of calculating diluted earnings per share, the weighted average number of ordinary shares outstanding during the financial year has been adjusted for the dilutive effects of all potential ordinary shares and share options granted to employees.

LUXFER HOLDINGS PLC
SUPPLEMENTAL INFORMATION
ADJUSTED EBITDA (UNAUDITED)

	Fourth Quarter		Year-to-date
In millions	2022	2021	2022	2021
Adjusted net income from continuing operations	$8.5	$7.9	37.4	36.2
Add back:
Other non-recurring tax items	—	(0.3)	—	1.9
Income tax on adjusted items	(0.8)	0.3	(0.1)	2.1
Income tax expense	1.8	1.8	9.0	5.4
Net finance costs	1.2	0.7	3.9	3.1
Adjusted EBITA	$10.7	$10.4	$50.2	$48.7
Loss on disposal of property, plant and equipment	0.2	—	—	—
Depreciation	3.1	4.2	12.9	14.7
Adjusted EBITDA	$14.0	$14.6	$63.1	$63.4
ADJUSTED EFFECTIVE TAX RATE FROM CONTINUING OPERATIONS (UNAUDITED)

	Fourth Quarter		Year-to-date
In millions	2022	2021	2022	2021
Adjusted net income from continuing operations	$8.5	$7.9	37.4	36.2
Add back:
Other non-recurring tax items	—	(0.3)	—	1.9
Income tax on adjusted items	(0.8)	0.3	(0.1)	2.1
Provision for income taxes	1.8	1.8	9.0	5.4
Adjusted income from continuing operations before income taxes	$9.5	$9.7	$46.3	$45.6
Loss on disposal of property, plant and equipment	0.2	—	—	—
Adjusted provision for income taxes	1.0	1.8	8.9	9.4
Adjusted effective tax rate from continuing operations	10.5%	18.6%	19.2%	20.6%